Exhibit 99.1
AGREEMENT
Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.
EXECUTED this 7th day of October, 2011.

LACUNA HEDGE FUND LLLP
By:	Lacuna Hedge GP LLLP, its general partner
By:	Lacuna, LLC, its general partner

By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA HEDGE GP LLLP
By:	Lacuna, LLC, its general partner

By:	/s/ Wink Jones
Wink Jones, Managing Director

LACUNA, LLC

By:	/s/ Wink Jones
Wink Jones, Managing Director